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                                                                    Exhibit 19

                         Subsidiaries of the Registrant


      Name                                      Jurisdiction of Incorporation
      ----                                      -----------------------------

Dragon Systems FSC, Inc.                             U.S. Virgin Islands
Dragon Systems GmbH                                  Germany
Dragon Systems Securities, Inc.                      Massachusetts
Dragon Systems UK Ltd.                               England
Dragon Systems UK Research & Development Ltd.        England